UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2009

Ticketmaster Entertainment, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34064	95-4546874
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8800 Sunset Blvd., West Hollywood, CA		90069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (310) 360-3300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 17, 2009, Ticketmaster Entertainment, Inc. (the “Company”) entered into a second amendment to the employment agreement dated November 4, 2004, as previously amended January 4, 2008 (as so previously amended, the “Riley Employment Agreement”) with Chris Riley, Senior Vice President, Secretary and General Counsel of the Company (the “Riley Employment Agreement Amendment”).

The Riley Employment Agreement Amendment modifies the Riley Employment Agreement, among other ways, as follows:

i.                                  Mr. Riley’s title is changed to General Counsel, Secretary and Senior Vice President (Mr. Riley was previously Acting General Counsel, Secretary and Senior Vice President);

ii.                               The term of the agreement is extended until August 17, 2012;

iii.                            Mr. Riley’s annual base salary is increased (a) effective as of October 28, 2008 (the date on which Mr. Riley assumed the role of Acting General Counsel), to $325,000 per year, and (b) effective as of August 17, 2009, to $400,000 per year; and

iv.                           Mr. Riley will be paid a one-time signing bonus of $100,000 promptly following the date of the Riley Employment Agreement Amendment.

The foregoing summary of the Riley Employment Agreement Amendment is qualified in its entirety by reference to the Riley Employment Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit No.	Description

10.1	Amendment No. 2 to Employment Agreement dated as of November 4, 2004, between Chris Riley and Ticketmaster L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TICKETMASTER ENTERTAINMENT, INC.

	By:	/s/ Brian Regan
	Name:	Brian Regan
	Title:	EVP & Chief Financial Officer

Date: August 21, 2009

EXHIBIT LIST

Exhibit No.	Description

10.1	Amendment No. 2 to Employment Agreement dated as of November 4, 2004, between Chris Riley and Ticketmaster L.L.C.